Exhibit 99.1

The Commonwealth of Massachusetts DEPARTMENT OF TELECOMMUNICATIONS AND ENERGY

January 26, 2007

D.T.E. 06-109

Petition of Fitchburg Gas and Electric Light Company d/b/a Unitil, pursuant to G.L. c 164, § 94 and 220 C.M.R. §§ 5.00 et seq., for approval of a base distribution rate settlement for its gas division, effective February 1, 2007.

ORDER ON OFFER OF SETTLEMENT

APPEARANCES:	Gary Epler, Esq.
Unitil Service Corporation
6 Liberty Lane West
Hampton, New Hampshire 03842
FOR: FITCHBURG GAS AND ELECTRIC LIGHT
COMPANY D/B/A UNITIL
Petitioner

Joseph Rogers
Chief, Utilities Division
Office of the Attorney General
One Ashburton Place
Boston, Massachusetts 02108
Petitioner

David Rosenzweig, Esq.
Kevin F. Penders, Esq.
Keegan Werlin LLP
265 Franklin Street
Boston, Massachusetts 02110
FOR: BOSTON EDISON COMPANY, CAMBRIDGE
ELECTRIC LIGHT COMPANY,
COMMONWEALTH ELECTRIC COMPANY,
NSTAR GAS COMPANY
Limited Participant

D.T.E. 06-109

I.	INTRODUCTION

On November 29, 2006, pursuant to G.L. c. 164, § 94 and 220 C.M.R. §§ 5.00 et seq., Fitchburg Gas and Electric Light Company d/b/a Unitil (“Unitil” or “Company”) filed a petition with the Department of Telecommunications and Energy (“Department”) seeking approval of an offer of rate settlement agreement (“Settlement”) for its gas division, entered into with the Attorney General of the Commonwealth (“Attorney General”) (collectively, “Settling Parties”). The Department docketed this matter as D.T.E. 06-109.

Pursuant to notice duly issued, a public hearing was held in the Company’s service territory on January 4, 2007. Boston Edison Company, Cambridge Electric Light Company, Commonwealth Electric Company, and NSTAR Gas Company were granted limited participant status. The evidentiary record consists of 15 exhibits.1

According to the Settling Parties, the Settlement is proposed in lieu of a base rate filing wherein the Company was prepared to ask for an increase of $3.961 million in annual revenues for Unitil’s gas division (Settlement at § 1.1).2 If the Department does not approve the Settlement in its entirety by January 31, 2007, the Settlement becomes void (Amendment to Settlement Agreement (December 1, 2006)).

[1]	On its own motion, the Department admits into evidence Unitil’s responses to Department information requests DTE 1-1 through 1-5, DTE 2-1, DTE 3-1, DTE 4-1 through 4-8.

[2]	Unitil submitted testimony and schedules to support its claimed $3.961 million increase.

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II.	DESCRIPTION OF THE PROPOSED SETTLEMENT

The Settlement provides for a $1.2 million increase in Unitil’s gas division distribution rates effective February 1, 2007, and an additional increase of $1.0 million in its gas division distribution rates effective November 1, 2007 (id. at § 2.1). The proposed increases will be applied on an equal cents-per-therm basis to each rate class using 2005 test year weather-normalized therms, except for low-income rates R-2 and R-4, which are set at a 40 percent discount from rates in the R-1 and R-3 classes respectively (id. at § 2.2). Unitil’s distribution rates include the proposed base distribution rate increases, as well as the transfer of recovery of all subsidies relating to the low-income discount from Unitil’s gas base rates to its residential assistance adjustment factor (“RAAF”) (id. at §§ 2.2, 2.4). The Company implemented the RAAF subsidy transfer for rates effective January 1, 2007 (Fitchburg Gas and Electric Light Company, D.T.E. 06-40-P4 (October 31, 2006)).

The Settlement provides that Unitil will use a return on equity (“ROE”) of ten percent for purposes of determining the allowance for funds used during construction, carrying costs, and pension and post retirement costs other than pensions (“PBOP”) reconciliations (id. at § 2.3). The proposed ten percent ROE is set until Unitil’s next base rate proceeding (id.).

For 2007 and 2008, the Settlement provides that Unitil’s gas distribution rates may be adjusted for exogenous costs pursuant to the same regulatory requirements approved in Boston Gas Company, D.T.E. 03-40 (2003) (id. at § 2.5).

The Settlement provides that all revenues that the Company received under a special contract for firm transportation of gas between Unitil and Newark America, pursuant to

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Fitchburg Gas and Electric Light Company, D.T.E. 05-GC-18 (2005), will be retained and accounted for by the Company gas distribution base revenues until Unitil’s next base rate case (id. § 2.6).3

The Settlement provides that the Company will continue to collect its incremental pension/PBOP costs in excess of the levels incorporated in gas base rates through its pension/PBOP adjustment factor, pursuant to the reconciling mechanism approved by the Department in Fitchburg Gas and Electric Light Company, D.T.E. 04-48 (2004) (Settlement at § 2.7).4

For service quality performance beginning February 1, 2007, the Settlement provides that Unitil’s gas division is subject to the revenue penalties and penalty offsets set forth in its current service quality plan approved in Service Quality Guidelines, D.T.E. 04-116-B (2006) (Settlement at § 2.8). The Settlement provides that the Company will send to its customers an annual report card on the Company’s service quality performance for the previous year (id. at § 2.9). The size, format and timing of the report card will be determined in consultation between the Company and the Attorney General (id.).

[3]	The ratemaking treatment of these revenues was to be addressed as part of the ongoing investigation in D.T.E. 05-GC-18. With the issuance of this Order approving the Settlement, the investigation in D.T.E. 05-GC-18 is closed.

[4]	Because D.T.E. 04-48 was filed after the Department’s Order concerning the Company’s last distribution rate case in Fitchburg Gas and Electric Light Company, D.T.E. 02-24/25 (2002), a portion of the Company’s total pension/PBOP costs remains embedded in base rates.

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For the 2007-2008 heating season, Unitil will work with the Attorney General and other interested groups to evaluate the feasibility of developing and implementing a fixed-price gas supply option for firm residential and small commercial and industrial customers (id. at § 2.10). Unitil also will work with the Attorney General and other groups to develop a method for review of natural gas procurement and possible modification for contracts of longer terms (id. at § 2.10).

The Settlement provides that Unitil will collect its actual gas supply-related bad debt expense as a component of its cost of gas adjustment in accordance with the recovery method approved for Fitchburg in Fitchburg Gas and Electric Light Company, D.T.E. 05-GAF-P4/ 06-28 (2006) (Settlement at § 2.11). The Settling Parties agree that the proposed Settlement will not be construed as a waiver of any rights or arguments related to the Attorney General’s pending appeal of D.T.E. 05-GAF-P4/06-28 to the Supreme Judicial Court (Settlement at § 2.11).

III.	STANDARD OF REVIEW

In assessing the reasonableness of an offer of settlement, the Department must review all available information to ensure that the settlement is consistent with Department precedent and the public interest. Fall River Gas Company, D.P.U. 96-60 (1996); Essex County Gas Company, D.P.U. 96-70 (1996); Boston Edison Company, D.P.U. 92-130-D at 5 (1996); Bay State Gas Company, D.P.U. 95-104, at 14-15 (1995); Boston Edison Company, D.P.U. 88-28/88-48/89-100, at 9 (1989). A settlement among the parties does not relieve the Department of its statutory obligation to conclude its investigation with a finding that a just and

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reasonable outcome will result. Bay State Gas Company, D.P.U. 95-104, at 15 (1995); Boston Edison Company, D.P.U. 88-28/88-48/89-100, at 9 (1989).

It is well established that the Department’s goals for utility rate structure are efficiency, simplicity, continuity, fairness, and earnings stability. Bay State Gas Company, D.P.U. 95-104, at 15 (1995); Bay State Gas Company, D.P.U. 92-111, at 283 (1992). See also Massachusetts Electric Company, D.P.U. 95-40, at 144-145 (1995). The Department has previously accepted settlements which include cost allocation and/or rate design when such settlements were consistent with the Department’s goals. Fall River Gas Company, D.P.U. 96-60 (1996); Essex County Gas Company, D.P.U. 96-70 (1996); Bay State Gas Company, D.P.U. 95-104, at 15 (1995); Massachusetts Electric Company, D.P.U. 91-52 (1991).

IV.	ANALYSIS AND FINDINGS

The Department’s authority to consider and approve distribution rates through agreed settlements derives from statute: G.L. c. 164, §§ 76, 93, 94. Rates and related service quality matters approved under this broad discretionary authority must conform to the requirements of statute, i.e., must be “just and reasonable” and “consistent with the public interest” in order to warrant Department approval. Regulatory requirements develop over time and adapt to economic circumstances. See American Hoechest Corporation v. Department of Public Utilities, 379 Mass. 408, 411, 412, 413 (1980) (Department is free to select or reject particular method of regulation as long as choice is not confiscatory or otherwise illegal).

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As we have stated in reviewing settlements in the past, the Department is, subject to judicial oversight under G.L. c. 25, § 5, the judge of what Chapter 164 requires of it. Western Massachusetts Electric Company, D.T.E. 06-55, at 19 (2006); Boston Edison Company, Cambridge Electric Light Company, Commonwealth Electric Company, NSTAR Gas Company, D.T.E. 05-85, at 29 (2005). While the Department neither would, nor should, lightly disturb matters established by a settlement approved or a petition allowed, the public interest requirement of Chapter 164 remains paramount. Id. Matters so established remain, at least in principle–and, if need be, in fact–subject to such future adjustment as the public interest may require.5 Id. The Department has no authority to impair or ignore its own statutory authority or obligations, whether by adjudication or by settlement-approval. Id.

Allowing a settlement that departs in some particular from an enunciated Department policy may occur where so to allow can accommodate the greater good of resolving multiple issues; but no settlement proposal or action of an agency accepting such a settlement can oust that agency from its statutory authority or obligation to promote the public interest. Id. at 30. Although, as we have noted, we would not lightly disturb a settled matter, allowance of a settlement cannot delimit what statute grants and implies by way of the Department’s authority

[5]	This point, first stated in Eastern-Essex Acquisition, D.T.E. 98-27 (1998), is made again in several recent rate/merger cases: Boston Gas Company, D.T.E. 03-40, at 497 n. 263 (2003) (“Statute, of course, governs and, where need be, supercedes any regulatory arrangement prescribed by the Department”); NIPSCo/Bay State Gas Company Acquisition, D.T.E. 98-31, at 18 (1998); Eastern Enterprises/Colonial Gas Company Acquisition, D.T.E. 98-128, at 56-57 (1999).

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and obligation to pursue the public interest in seeing that ratepayers receive the services their rates entitle them to from any jurisdictional, Chapter 164 utility. Id. at 30-31.

The Settlement requires the Company and Attorney General to coordinate on two matters: (1) a report card regrading Unitil’s service quality performance; and (2) power procurement initiatives (Settlement at §§ 2.9, 2.10). We interpret the involvement of the Attorney General in these matters as a memorialization of the practice that parties to a settlement typically are consulted before a company makes a filing with the Department. Otherwise, these provisions would be viewed as an intrusion by the Attorney General into the exercise of judgment on the part of Unitil’s daily management. We reiterate: no settlement proposal or action of an agency accepting such a settlement can oust that agency from its statutory authority or obligation to promote the public interest. D.T.E. 05-85, at 29. The Department has no authority to impair or ignore its own statutory authority or obligations, whether by adjudication or by settlement-approval. Eastern-Essex Acquisition, D.T.E. 98-27, at 14 (1998).

With regard to the report card, the Settling Parties agree that the they will consult regarding its “size, format, and timing” (Settlement at § 2.9). Approval of the Settlement does not relieve the Company of its obligation to present these customer education materials to the Department’s consumer division for review prior to mailing. With regard to the power procurement initiatives, for the winter 2007/2008 heating season, the Settling Parties agree to work cooperatively with other interested groups to (1) evaluate the feasability of implementing a fixed-price gas supply option for residential and small commercial firm gas customers, and

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(2) develop a method for further review of natural gas procurements, possibly including contracts of longer terms (id. at § 2.10). Of course, any such procurement initiatives must be reviewed and approved by the Department.

The Department has evaluated the provisions of the Settlement based on the information submitted by the Settling Parties in attachments, schedules, and responses to information requests issued by the Department. The Settlement contains provisions similar to those approved in D.T.E. 06-55, at 21 (2006) and Western Massachusetts Electric Company, D.T.E. 04-106, at 2-6 (2004) (e.g., exogenous cost relief; service quality report card).

The Settlement is supported by the Attorney General, who, as a Settling Party, represents the interest of ratepayers. We note that the Settlement encountered no objections, either by public or written comments. The Department finds that the evidence supports a finding that the Settlement, taken as a whole, balances the competing goals of allocating costs while maintaining rate structure principles. Blackstone Gas Company, D.T.E. 04-79, at 7 (2004). Based on our review of the Settlement, in particular the revenue deficiency calculation and bill impact analysis, the Department finds that the Settlement balances the competing goals of allocating costs while maintaining rate structure principles of efficiency, simplicity, continuity, fairness, and earnings stability. The Department further finds that the resulting rates are just and reasonable and that the Settlement is consistent with the public interest. Accordingly, as discussed further below, the Settlement is approved.

Section 2.1 of the Settlement provides for a $1.2 million dollar increase on an annual basis to the distribution component of Unitil’s gas rates over currently-effective rates, on an

D.T.E. 06-109

annual basis beginning February 1, 2007, and a further $1.0 million increase on November 1, 2007. These increases are in lieu of the Company filing a general rate case that would have sought a distribution rate increase of approximately $3.961 million (Settlement at § 1.1). While the Department considers it highly unlikely that the Company would be entitled to recover fully the claimed $3.961 million revenue deficiency, the evidence supports a finding that the relief proposed within the Settlement is consistent with Department precedent, is consistent with the public interest, and results in just and reasonable rates.

With respect to cost allocation, the absence of an allocated cost of service study in a proceeding pursuant to G.L. c. 164, § 94, whether adjudicated or settled, does not prevent the allocation of a utility’s revenue requirement among its respective rate classes. The Department finds that allocating the revenue increase on an equal cents per therm basis is reasonable in the absence of a fully-allocated cost of service study. D.T.E. 06-55, at 24; Fitchburg Gas and Electric Light Company, D.T.E. 99-118. at 91 (2001); Boston Edison/ComEnergy Acquisition, D.T.E. 99-19, at 27-33 (1999); Western Massachusetts Electric Company, D.P.U. 88-8C, D.P.U. 89-8C, D.P.U. 90-8C, D.P.U. 91-8C, D.P.U. 92-8C-A, D.P.U. 93-8C-1 at 6, 21 (1994); Colonial Gas Company, D.P.U. 84-94, at 79 (1984); Western Massachusetts Electric Company, D.P.U. 957, at 97 (1982).

Taking the Settlement as a whole, the Department concludes that the Settlement, on balance, is consistent with both applicable law and the public interest and results in just and reasonable rates because it represents a reasonable resolution of the many issues in this proceeding. NSTAR Electric Company, D.T.E. 03-121, at 49 (2004).

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V.	ORDER

Accordingly, after due notice, hearing, and consideration, it is

ORDERED: That the offer of settlement filed on November 29, 2006, by Fitchburg Gas and Electric Light Company d/b/a Unitil and the Attorney General of the Commonwealth of Massachusetts, is APPROVED; and it is

FURTHER ORDERED: That Fitchburg Gas and Electric Light Company d/b/a Unitil shall file new schedules of rates and tariffs as required by this Order; and it is

FURTHER ORDERED: That Fitchburg Gas and Electric Light Company d/b/a Unitil shall follow all other directives contained in this Order.

By Order of the Department,

/s/ Judith F. Judson
Judith F. Judson, Chairman

/s/ James Connelly
James Connelly, Commissioner

/s/ W. Robert Keating
W. Robert Keating, Commissioner

/s/ Brian Paul Golden
A true copy	Brian Paul Golden, Commissioner
Attest

/s/ Mary L. Cottrell	/s/ Soo J. Kim
Mary L. Cottrell	Soo J. Kim, Commissioner
Secretary

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An appeal as to matters of law from any final decision, order or ruling of the Commission may be taken to the Supreme Judicial Court by an aggrieved party in interest by the filing of a written petition praying that the Order of the Commission be modified or set aside in whole or in part. Such petition for appeal shall be filed with the Secretary of the Commission within twenty days after the date of service of the decision, order or ruling of the Commission, or within such further time as the Commission may allow upon request filed prior to the expiration of the twenty days after the date of service of said decision, order or ruling. Within ten days after such petition has been filed, the appealing party shall enter the appeal in the Supreme Judicial Court sitting in Suffolk County by filing a copy thereof with the Clerk of said Court. G.L. c. 25, § 5.